PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is dated as of May 24, 2011 (“Agreement”), between the pledgors listed on Schedule A of this Agreement (the “Pledgors”), the Purchasers (defined below), and the purchaser representative named on the signature page hereof (“Purchaser Representative”).

Recitals

A.
Pursuant to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof between Webxu, Inc., a Delaware corporation (the “Company”), and the purchasers named therein (the “Purchasers”), Purchasers have agreed to make a loan to the Company evidenced by the Secured Promissory Notes issued by the Company in the aggregate principal amount of $750,000 (the “Notes”).  As provided in the Purchase Agreement, Purchasers’ Representative has been designated as the representative of the Purchasers.

B.
The Pledgors are the record and beneficial owners of shares of common stock of the Company, among such holdings the 10,000,000 shares of Common Stock $0.001 par value, to be pledged to the Purchasers as security in connection with the loan transaction under the Purchase Agreement (the “Pledged Shares”).

C.
In order to induce Purchasers to make the loan as provided for in the Purchase Agreement, the Pledgors have agreed to pledge the Pledged Shares to Purchasers’ Representative (as agent for Purchasers) and to grant Purchasers’ Representative (as agent for Purchasers) the right to purchase the Pledged Shares in accordance herewith.

Agreement

In consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Pledge.  Pledgor hereby pledges to Purchasers’ Representative (as agent for Purchasers), and grants to Purchasers’ Representative (as agent for Purchasers) a first priority security interest in, the Pledged Shares and the certificates representing the Pledged Shares, as security for payment by the Company of the Notes issued by the Company.  All certificates evidencing the Pledged Shares shall be delivered to and held by Purchasers’ Representative (as agent for Purchasers) pursuant hereto.  The Pledgor will notify the Company to add a notation to the stock registry book of the Company, containing a notation stating that the Pledged Shares have been pledged in favor of the Purchasers’ Representative, and will cause to be delivered to the Purchasers’ Representative a certificate signed by the Secretary of the board of directors of the Company indicating that such pledge has been registered as provided herein and that the Secretary is aware of the contents of this Agreement.

2.           Defaults and Remedies.

(a)            If an Event of Default as defined in the Notes has occurred, and such default is not cured within 15 days after written notice from Purchasers’ Representative to the Company and the Pledgors (a “Default Event”), Purchasers’ Representative is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Shares, to sell in one or more sales after thirty (30) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Shares and to otherwise act with respect to the Pledged Shares as though Purchasers’ Representative was the outright owner thereof.

(b)           Any sale shall be made at a public or private sale at Purchasers’ Representative's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Purchasers’ Representative may deem fair, and Purchasers’ Representative (as agent for Purchasers) may be the purchaser of the whole or any part of the Pledged Shares so sold. Each sale shall be made to the highest bidder, but Purchasers’ Representative reserves the right to reject any and all bids at such sale that, in its discretion, it shall deem inadequate.

(c)           Immediately upon exercise of Purchasers’ Representative’s remedy under this Section 2, the Notes shall irrevocably be deemed cancelled and paid as to the amount of the proceeds from any such sale.

(d)           Upon sale of the Pledged Shares in accordance with this Section 2, and upon satisfaction of the all amounts then due and payable under the Notes, the Purchaser Representative shall release any remaining Pledged Shares in certificated form or any proceeds in excess of the Obligations (as defined in the Notes) to the respective Pledgors and within five (5) business days thereafter.

3.           Proxy; Voting.  The appointment of Purchasers’ Representative as proxy and attorney-in-fact shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of stockholders, calling special meetings of stockholders and voting at such meetings), provided, however, that as long as there are no Events of Default, the Purchasers’ Representative will vote according to the written instructions of the respective Pledgor.  Notwithstanding the forgoing, if the Purchasers’ Representative has not voted within 24 hours of the required vote with respect to written consents or is not present at the meeting, then Matt Hill is hereby authorized to vote according to the directions of each Pledgor as to the specific vote.  Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the Company) by any person.  Notwithstanding the foregoing, Purchasers’ Representative shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

4.           Power of Attorney.  Upon the occurrence of a Default Event, by virtue of this Section 4 and without any further action on the part of Pledgors, the Pledgors irrevocably appoint the Purchasers’ Representative as the Pledgor’s special attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Purchasers’ Representative’s discretion, to take any action and to execute any instrument that the Purchasers’ Representative may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           to ask for, demand, collect, sue for, recover, compromise, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Pledged Shares,

(b)           to receive, endorse and collect any drafts or other instruments and documents in connection with clause (a) above, and

(c)           to file any claims or take any action or institute any proceedings that the Purchasers’ Representative may deem necessary or desirable to enforce compliance with the rights of the Purchasers’ Representative with respect to any of the Pledged Shares.

5.           Indemnity and Expenses.

(a)           The Pledgors agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Purchasers’ Representative in connection with the enforcement of this Agreement and any proceeding ancillary thereto (including, without limitation, the reasonable and documented fees and expenses of counsel for the Purchasers’ Representative).

(b)           Each of the Pledgors agree to indemnify and hold harmless the Purchasers’ Representative, and each of its affiliates and their officers, directors, employees, agents and advisors (each, a “Purchaser Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and expenses of counsel) that may be incurred by or asserted or awarded against any Purchaser Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any litigation or proceeding or preparation of a defense in connection therewith) actions of such Pledgor under this Agreement, any of the transactions contemplated herein, except to the extent such claim, damage, loss, liability or expense results from the Purchaser Indemnified Party’s gross negligence or willful misconduct.

7.           Termination.  This Pledge Agreement and the pledge of the Pledged Shares to Purchasers’ Representative and all rights held by it with respect to the Pledged Shares shall terminate upon payment in full of the Notes.  Immediately following the Termination, Purchasers’ Representative shall deliver the Pledged Shares to Pledgors, free and clear of the liens hereof, and all of Pledgor's obligations hereunder shall terminate at such time.

8.           Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim or other communication hereunder will be deemed duly given (a) upon delivery, if delivered personally to the recipient or (b) upon the first business day after the date sent, if sent to the intended recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to a Pledgor or Pledgors, to the respective addresses indicated on Schedule A.

If to Purchasers’ Representative, to the address specified on the signature pages hereto.

Any party hereto may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party hereto may change the address (or add new parties and their addresses) to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth in this Section 8.

9.           Successors and Assigns. This Agreement and all obligations of the Pledgors hereunder shall be binding upon the successors and assigns of Pledgors and shall, together with the rights and remedies of Purchasers’ Representative hereunder, inure to the benefit of Purchasers’ Representative and its successors and assigns; provided, that except as specifically provided in this Agreement Purchasers’ Representative may not assign, sell, hypothecate or otherwise transfer any interest in or rights under this Agreement or in the Pledged Shares.

10.         Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.         Complete Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior drafts, understandings, agreements or representations by or among the parties written or oral, which may have related to the subject matter hereof in any way.

12.         Further Instruments.  At any time and from time to time, the Pledgors shall promptly execute and deliver further instruments and documents, and take all further action, that may be necessary or that the Purchasers’ Representative may reasonably request, in order to perfect and protect the security interest granted hereby, or to enable the Purchasers’ Representative to exercise its rights and remedies hereunder.

13.         Governing Law.  This Agreement will be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to the choice of law provisions thereof.

14.         Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of each of the Pledgors and the Purchasers’ Representative, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

15.         Severability; Reformation.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue to full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

 [Signature Page Follows]

IN WITNESS WHEREOF, Pledgors, Purchasers’ Representative, the Company and the Purchasers have each executed and delivered this Pledge Agreement as of the date first set forth above.

PLEDGORS:

RTW HOLDINGS, LLC

By:	/s/ Rhett McNulty

Name:	Rhett McNulty

Title:

SUNLIGHT VENTURES, LLC

/s/ Matthew Hill
Matthew Hill
Title:

/s/ Jeffrey Aaronson
Jeffrey Aaronson, an individual

/s/ Krishnan Ramaswami
Krishnan Ramaswami, an individual

COMPANY:	WEBXU, INC.

	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer

PURCHASERS’ REPRESENTATIVE:

By:	/s/ Amy Atkinson

Name:	Amy Atkinson

Title:

Address for Notices:

Telephone:

Facsimile:

E-mail:

SCHEDULE A

PLEDGED SHARES

Pledgor and Address	Pledged Shares (common stock)

RTW HOLDINGS, LLC	1,500,000

Address: _____________________________________

____________________________________________

____________________________________________

SUNLIGHT VENTURES, LLC	8,000,000

Address: _____________________________________

____________________________________________

____________________________________________

Jeffrey Aaronson	250,000

Address: _____________________________________

____________________________________________

____________________________________________

Krishnan Ramaswami	250,000

Address: _____________________________________

____________________________________________

____________________________________________

Total Pledged Shares:	10,000,000